UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES ACT OF 1934
   Date of Report (Date of Earliest Event Reported): 9-25-03

                MEDICAL STAFFING SOLUTIONS, INC.
     (Exact name of registrant as specified in its charter)

     NEVADA                333-71276            91-2135006
(State or jurisdiction   (Commission       (I.R.S. Employer
of incorporation or         File           Identification Number)
   organization)            Number)

                 8150 Leesburg Pike, Suite 1200
                     Vienna, Virginia 22182
            (Address of principal executive offices)

                          703-641-8890
      Registrant's telephone number, including area code)

                        3021 West Excel
                   Spokane, Washington 99208
 (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT.

     On September 25, 2003, the Registrant entered into a Share Exchange Agreement (the "Agreement") to acquire TeleScience International, Inc. ("TII"), a private company, as more fully described in Exhibit 10.1 attached hereto.

      Under the terms of the Agreement, the Registrant will issue 2,200,000 shares of its common stock to the sole TII security holder in exchange for all of the outstanding securities of TII. The Agreement was approved by the Board of Directors of TII on September 25, 2003, and by the Board of Directors of the Registrant on September 25, 2003, at which time the agreement was closed. On that date, the Registrant's two officers and directors, Kelly P. Jones and Nicole M. Jones, resigned after electing B.B. Sahay as the new director of the Registrant. Mr. Jones also directed the Registrant to cancel 9,953,333 of the common shares previously issued to him. Thus, Dr. Sahay assumed control of the Registrant.

      TII is a government contractor specializing in staffing hospitals and medical facilities for federal, state and local governments. TII also has a homeland security division that markets decontamination products and services to federal, state, and local governments. TII also has a technical services division that focuses on systems integration services and maintenance for the U.S. government. TII currently has more than 200 employees working in 24 states and the District of Columbia. TII has grown from initial revenues of $200,000 in its first year of operations to approximately $10 million projected for 2003.

Brief background of the new management of the Registrant is as follows:

B.B. Sahay B Chairman/CEO - Dr. Sahay earned his Ph.D. in control systems, science and engineering from Washington University in St. Louis, Missouri in 1973. He founded TII in 1987, and began operations in 1992. Prior to establishing TII, he held management and advisory positions with such companies as CONTEL, IBM's Satellite Business Systems, MCI and MITRE Corporation.




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ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

On September 26, 2003, the Board of Directors of the Registrant declared a stock dividend for all common stock shareholders in the amount of 14-for-1 or 1,400%. The record date for the dividend was September 29, 2003, and the projected dividend pay date will be September 30, 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The unaudited pro forma combined financial statements will be filed within 60 days.

(c)  Exhibits

     10.1  Share Exchange Agreement



                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 30, 2003          Medical Staffing Solutions, Inc.
                                   (Registrant)

                                       /s/ B.B. Sahay
                                 By:_________________________
                                    B.B. Sahay
                                    Chairman of Board and CEO

















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